SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


Date of Report (Date of earliest event reported) October 6, 1999

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


  Pennsylvania                     0-10822                   25-1229323
(State of other jurisdiction  (Commission File Number)     (IRS Employer
  of incorporation)                                       Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)







Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.

          Biocontrol Technology, Inc. announced today that it plans to sponsor an "Ultra Run" Across Pennsylvania from Philadelphia to Pittsburgh by ultra-distance runner and BICO board member, Stan Cottrell, who will run to help raise awareness of diabetes. To demonstrate its support of Stan and to further its commitment to the fight against diabetes, which affects 16 million people in the U.S., Biocontrol will donate $100,000, together with any additional funds raised during the 15-day run, to the Americal Diabetes Association (ADA).

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits - Press Release.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.

                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO

DATED:  October 6, 1999



For Immediate Release

Media: Susan Taylor, BICO, 412.429.0673
       Marilyn Kail, MARC, 412.562.2006


          Biocontrol Technology, Inc. Pledges $100,000
      For "Ultra Run" Across Pennsylvania To Beat Diabetes

Pittsburgh, PA - October 6, 1999 - Biocontrol Technology, Inc. (www.bico.com) announced today that it plans to sponsor an "Ultra Run" Across Pennsylvania from Philadelphia to Pittsburgh by ultra-distance runner and BICO board member, Stan Cottrell, who will run to help raise awareness of diabetes. To demonstrate its support of Stan and to further its commitment to the fight against diabetes, which affects 16 million people in the U.S., Biocontrol will donate $100,000, together with any additional funds raised during the 15-day run, to the American Diabetes Association (ADA).

     "We support the ADA in its efforts to make people aware of the symptoms and dangers of diabetes, said Fred Cooper, CEO of BICO. "It is our hope that with this donation we will further the efforts of the ADA to find a cure. We also want to challenge and encourage other companies to step forward in the fight to find a cure."

     Stan has received international recognition as a long-distance runner, participating in events such as, The Great Friendship Run USA across China (2,125 miles) and The Great Friendship Run USA across the United States (3,600 miles). He also has run across 20 additional countries, logging more than 130,000 miles. In connection with these events, he also has made appearances on the Today Show, Good Morning America and the Late Show with David Letterman among others.
     "My father-in-law has been an insulin dependent diabetic for the last 27 years," says Cottrell. "This is my chance to do my part to help find a cure for this devastating illness."



                              more -
Page Two/Ultra Run Across Pennsylvania To Beat Diabetes



     Stan's run, which will begin on Thursday, October 21, in Philadelphia and end in Pittsburgh on November 4, will take him though nearly 350 miles of Pennsylvania's rolling hills. On his route, he'll pass through such towns as Coatesville, White Horse, Harrisburg, Shippensburg, Ft. Loudon, Pleasantville, Johnstown and Indiana. Along the way, Stan is inviting local high school students to join him for a part of his run, and to help raise additional donations for the ADA.

     "We're very pleased to have Biocontrol Technology, Inc. as a partner in the fight against diabetes, says Dayna Kuhar, Regional Fund Raising Director for the American Diabetes Association. "Their generous donation will go a long way to furthering our research efforts in eliminating this disease once and for all."

     "We're encouraged by the effort that Stan is making on behalf of diabetes awareness and research for a cure, and we'd like people with diabetes and their families and friends, and others along the route to come out and show their support for Stan," says Kuhar.

     Biocontrol Technology, Inc. (www.BICO.com) maintains its corporate offices in Pittsburgh, PA with research and manufacturing facilities in Indiana, PA. BICO is involved in the manufacture of biomedical and environmental products. One of its subsidiaries, Diasensor.com, Inc., also located in Pittsburgh, owns the patents, marketing and distribution rights to the Diasensor 2000 Noninvasive Glucose Monitor, which is currently in the Food and Drug Administration (FDA) approval process.

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